UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NEOWARE, INC.
(Name of Registrant as Specified In Its Charter)

HEWLETT-PACKARD COMPANY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HP and Neoware Partner Letter

July 23, 2007

Dear “Valued Partner”,

On July 23, 2007, HP announced it has signed a definitive agreement to acquire Neoware, Inc., a publicly held global thin client company that develops software and hardware for client virtualization solutions.

The acquisition of Neoware is part of HP’s strategy to extend our portfolio of client solutions so we can better address customer requirements. Companies around the world are rapidly expanding their thin client deployments in order to take advantage of the reliability, lower cost of ownership and ease of use features that thin clients offer. HP is the world’s leading provider of XPe and CE-based thin clients. With this acquisition HP’s portfolio will also include the world’s leading Linux-based thin client solutions. This acquisition strengthens HP’s ability to provide industry-leading thin client solutions that are easy, secure, and environmentally friendly.

The acquisition is expected to close in the fourth calendar quarter, 2007.

HP’s top priority during this acquisition will be to continue conducting business as usual, maintain supply and customer support continuity and minimize disruption for HP and Neoware partners and customers. Long-term integrated software and hardware roadmaps will be available shortly after the close of this acquisition.

We look forward to continuing to provide your business and thin client requirements.

Kevin Frost

Vice President and General Manager, Business PC Division

Hewlett-Packard Corporation

Additional Information and Where to Find It

Neoware intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Neoware. Before making any voting or investment decision with respect to the merger, investors and stockholders of Neoware are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Neoware with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800.

Participants in the Solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in the proxy statement on Schedule 14A for HP’s 2007 Annual Meeting of Stockholders filed with the SEC on January 23, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on October 30, 2006. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Neoware intends to file with the SEC.

Forward-looking statements

This letter contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Neoware’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and Neoware’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Neoware’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. HP assumes no obligation and does not intend to update these forward-looking statements.